REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

                  THIS REGISTRATION RIGHTS AGREEMENT, dated as of , 2003 by and between CI Sell Cars, Inc., a Texas corporation (the "Company"), and the person whose name appears on the signature page attached hereto (individually a "Holder" and collectively, with the holders of other Shares issued in the Offering, the "Holders").

                  WHEREAS, pursuant to a Confidential Private Placement Memorandum dated April 1, 2003 (the "Confidential Memorandum"), the Company has offered (the "Offering") a minimum of 100,000 Shares and a maximum of 250,000 Shares (collectively, the "Shares"), at $.10 per Shares.

                  WHEREAS, pursuant to the terms of and in order to induce the Holders to enter into a certain subscription agreement dated the date hereof between the Company and the Holders (the "Subscription Agreement") to purchase the Shares, the Company and the Holders have agreed to enter into this Agreement;

                  WHEREAS, it is intended by the Company and the Holders that this Agreement shall become effective immediately upon the acquisition by the Holders of the Shares;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Confidential Memorandum, the Company hereby agrees as follows:


A.       REGISTRATION RIGHTS.

1.       Registration Rights
         -------------------

                  (a) "Piggyback Registration". If the Company at any time
                       ----------------------
proposes to register any of its securities under the Securities Act of 1933, as amended (the "1933 Act") (other than in connection with a merger, in connection with the proposed warrant registration to be undertaken by the Company or pursuant to Form S-8 or other comparable form), the Company shall request that the managing underwriter (if any) of such underwritten offering include any Common Shares (the "Registerable Securities") in such registration. If such managing underwriter agrees to include any of the Registerable Securities in the underwritten offering, the Company shall at such time give prompt written notice to all Holders of its intention to effect such registration and of such Holders' rights under such proposed registration, and upon the request of any Holder delivered to the Company within twenty (20) days after giving of such notice (which request shall specify the Registerable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company shall include such Registerable Securities held by each such Holder requested to be included in such registration; provided, however, that:

                           (i) If, at any time after giving such written notice
of the Company's intention to register any of the Holder's Registerable Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay the registration of such Registerable Securities, at its sole election, the Company may give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registerable Securities issued or issuable in connection with such registration (but not from its obligation to pay registration expenses in connection therewith or to register the Registerable Securities in a subsequent registration); and in the case of a determination to delay a registration shall thereupon be permitted to delay registering any Registerable Securities for the same period as the delay in respect of securities being registered for the Company's own account.

                           (ii) If the managing underwriter in such underwritten
offering shall advise the Company that it declines to include a portion or all of the Registerable Securities requested by the Holders to be included in the registration statement, then (A) registration of all of the Registerable Securities shall be excluded from such registration statement on the condition that all securities to be registered by other selling security holders, if any, are also excluded and (B) registration of a portion of such Registerable Securities shall be excluded if, such portion is allocated among the Holders and any other selling security holders in proportion to the respective numbers of securities to be registered by each such Holder and other selling security holder. In such event the Company shall give the Holder prompt notice of the number of Registerable Securities excluded.

                  (b) Demand Registration. In the event that the Holders have not had all of their Registerable Securities registered in a registration statement pursuant to Section 1(a) within one (1) year from the date hereof, the Holders of the Registerable Securities Shares representing at least a Majority (as hereinafter defined) of such securities shall have the right, exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one (1) occasion, a registration or offering statement on Form SB-1 or such other form, and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company, in order to comply with the provisions of the Act, so as to permit a public offering and sale, for a period of nine (9) months, by such Holders and any other Holders of Registerable Securities who notify the Company within fifteen (15) business days after receipt of the notice described in this section. The demand rights of this Section 1(c) shall not be available to any Holder that has been offered an opportunity to include Registerable Securities in a registration statement under Section 1(a) who has either declined an opportunity to include such Shares in a registration or requested that such Shares which were included in such filing be withdrawn.

                  The Company covenants and agrees to give written notice of any registration request under this Section 1(b) to any Holder(s) to all other registered Holders of the Registerable Securities within ten (10) days from the date of the receipt of any such registration request.

                  (c) Cooperation with Company. Holders will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registerable Securities. In addition, Holders will comply with all applicable provisions of State and Federal Securities Law, including rule 10b-6 and will not, during the course of a distribution purchase any of the securities being distributed.

                  (d) Majority. For purposes of this Agreement, the term "Majority" in reference to the Holders of the Registerable Securities, shall mean in excess of fifty percent (50%) of the then outstanding Registerable Securities that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith, or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the 1933 Act.

                  2. Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to use its best efforts to file a registration statement within 60 days of any demand therefor and to effect the registration of any of the Registerable Securities under the 1933 Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

                  (a) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement and shall use its best efforts to cause such registration statement to become effective and remain effective until all the Registerable Securities are sold or become capable of being publicly sold without registration under the 1933 Act.

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder or Holders of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities or the exercise of Warrants from time to time in connection with a registration statement pursuant to Rule 415 of the Commission);

                  (c) furnish to each Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the 1933 Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

                  (d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder shall request, and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                  (e) use its best efforts to list such securities on any securities exchange on which any securities of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange;

                  (f) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

                  (g) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  (h) furnish, at the request of any Holder on the date such Registerable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registerable Securities are not being sold through underwriters, on the date the registration statement with respect to such Registerable Securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and to the Holder making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the Holder of such Registerable Securities may reasonably request and are customarily included in such an opinion and (ii) letters, dated, respectively, (1) the effective date of the registration statement and (2) the date such Registerable Securities are delivered to the underwriters, if any, for sale pursuant to such registration, from a firm of independent certified public accountants of recognized standing selected by the Company, addressed to the underwriters, if any, and to the Holder making such request, covering such financial, statistical and accounting matters with respect to the registration in respect of which such letters are being given as the Holder of such Registerable Securities may reasonably request and are customarily included in such letters; and

                  (j) take such other actions as shall be reasonably requested by any Holder to facilitate the registration and sale of the Registerable Securities; provided, however, that the Company shall not be obligated to take any actions not specifically required elsewhere herein which in the aggregate would cost in excess of $5,000.

                  (k) furnish each Holder participating in an offering requesting the correspondence, copies of all correspondence between the Commission and the Company, its counsel or auditors with respect to the registration statement and permit each Holder to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

                  3. Restrictions on Transfer of Registerable Securities. The
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Holder agrees that he will not sell or transfer any of the Conversion Shares for a period of twelve (12) months from the effective date of the registration statement on Form SB-2 filed with the Commission (the "Registration Statement") by which such securities are registered without the prior written consent of Royal Hutton Securities Corp.

                  4. Expenses. All expenses incurred in any registration of the
                     --------
Holders' Registerable Securities under this Agreement shall be paid by the Company, including, without limitation, printing expenses, fees and disbursements of counsel for the Company and each participating Holder, expenses of any audits to which the Company shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the Holders' Registerable Securities under federal and State securities laws, and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 2(h)(i); provided, however, the Company shall not be liable for (a) any discounts or commissions to any underwriter; (b) any stock transfer taxes incurred with respect to Registerable Securities sold in the offering or (c) the fees and expenses of counsel for any Holder, provided that the Company will pay the costs and expenses of Company counsel when the Company's counsel is representing any or all selling security holders.

                           If the Company shall fail to use its best efforts to
file a registration statement and to effect the registration of any of the Registerable Securities under the 1933 Act (except as otherwise provided in this Agreement) pursuant to Section 1, in addition to any other equitable or other relief available to the Holders, the Company shall be liable for any or all incidental, special and consequential damages and damages due to loss of profit sustained by the Holder(s) requesting registration of their Registerable Securities.

                  5. Indemnification. In the event any Registerable Securities
                     ---------------
are included in a registration statement pursuant to this Agreement:

                  (a) Company Indemnity. Without limitation of any other
                      -----------------
indemnity provided to any Holder, either in connection with the Offering or otherwise, to the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the affiliates, officers, directors and partners of each Holder, any underwriter (as defined in the 1933 Act) for such Holder, and each person, if any, who controls such Holder or underwriter (within the meaning of the 1933 Act or the Securities Exchange Act of 1934 (the "Exchange Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement
                                         ---------
or alleged untrue statement of a material fact contained in such registration statements including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, or (iv) any state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any state securities law, and the Company shall reimburse each such Holder, affiliate, officer or director or partner, underwriter or controlling person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or any other officer, director or controlling person thereof.

                  (b) Holder Indemnity. Each Holder shall indemnify and hold
                      ----------------
harmless the Company, its affiliates, its counsel, officers, directors, shareholders and representatives, any underwriter (as defined in the 1933 Act) and each person, if any, who controls the Company or the underwriter (within the meaning of the 1933 Act or the Exchange Act), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or any state securities law, and the Company shall reimburse each such Holder, affiliate, officer or director or partner, underwriter or controlling person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; insofar as such losses, claims, damages or liabilities (or actions and respect thereof) arise out of or are based upon any statements or information provided by such Holder to the Company in connection with the offer or sale of Registerable Securities.

                  (c) Notice; Right to Defend. Promptly after receipt by an
                      -----------------------
indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this
Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Agreement only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Agreement.

                  (d) Contribution. If the indemnification provided for in this
                      ------------
Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to the Agreement shall be limited to an amount equal to the proceeds to such Holder of the Registerable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registerable Securities).

                  (e) Survival of Indemnity. The indemnification provided by
                      ---------------------
this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Registerable Securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

                  6. Assignment of Registration Rights. The rights of the
                     ---------------------------------
Holders under this Agreement, including the rights to cause the Company to register Registerable Securities may not be assigned without the written prior consent of the Company.

                  7. Limitations on Other Registration Rights. Except as
                     ----------------------------------------
otherwise set forth in this Agreement, the Company shall not, without the prior written consent of the Holders of Registerable Securities representing a majority thereof held by all the Holders, file any registration statement filed on behalf of any person (including the Company) other than a Holder to become effective during any period when the Company is not in compliance with this Agreement.

                  8. Remedies.
                     --------

                  (a) Time is of Essence. The Company agrees that time is of the
                      ------------------
essence of each of the covenants contained herein and that, in the event of a dispute hereunder, this Agreement is to be interpreted and construed in a manner that will enable the Holders to sell their Registerable Securities as quickly as possible after such Holders have indicated to the Company that they desire their Registerable Securities to be registered. Any delay on the part of the Company not expressly permitted under this Agreement, whether material or not, shall be deemed a material breach of this Agreement.

                  (b) Remedies Upon Default or Delay. The Company acknowledges
                      ------------------------------
the breach of any part of this Agreement may cause irreparable harm to a Holder and that monetary damages alone may be inadequate. The Company therefore agrees that the Holder shall be entitled to injunctive relief or such other applicable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit a Holder's right to any remedies at law, including recovery of damages for breach of any part of this Agreement.

                  9. Notices.
                     -------

                  (a) All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid, or telegraphed or telexed with confirmation of receipt or delivered by hand or by overnight delivery service,

                           i.     If to the Company, at:

                                  CI Sell Cars, Inc.
                                  25402 Chapel Ridge
                                  Spring, Texas
                                  (832)465-6763


                  or at such other address as it may have furnished in writing to the Holders of Registerable Securities at the time outstanding, or

                           ii. if to any Holder of any Registerable Securities,
to the address of such Holder as it appears in the stock or warrant ledger of the Company.

                  (b) Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given three days after so mailed, when telegraphed or telexed shall be deemed to be given when transmitted, or when delivered by hand or overnight shall be deemed to be given when delivered.

                  10. Successors and Assigns. Except as otherwise expressly
                      ----------------------
provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and each of the Holders.

                  11. Amendment and Waiver. This Agreement may be amended, and
                      --------------------
the observance of any term of this Agreement may be waived, but only with the written consent of the Company and the Holders of securities representing a Majority of the Registerable Securities; provided, however, that no such amendment or waiver shall take away any registration right of any Holder of Registerable Securities or reduce the amount of reimbursable costs to any Holder of Registerable Securities in connection with any registration hereunder without the consent of such Holder; further provided, however, that without the consent of any other Holder of Registerable Securities, any Holder may from time to time enter into one or more agreements amending, modifying or waiving the provisions of this Agreement if such action does not adversely affect the rights or interest of any other Holder of Registerable Securities. No delay on the part of any party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

                  12. Counterparts. One or more counterparts of this Agreement
                      ------------
may be signed by the parties, each of which shall be an original but all of which together shall constitute one and same instrument.

                  13. Governing Law. This Agreement shall be construed in
                      -------------
accordance with and governed by the internal laws of the State of Texas, without giving effect to conflicts of law principles.

                  14. Invalidity of Provisions. If any provision of this
                      ------------------------
Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                  15. Headings. The headings in this Agreement are for
                      --------
convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the ___ day of _____, 2003.


CI SELL CARS, INC.                          /s/
                                                   Signature of Holder

By:
                                                   Print Name of Holder


                                           ---------------------------
                                                   Address of Holder






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